UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2007

GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State of Incorporation)

000-28025
(Commission File Number)

86-0951473
(I.R.S. Employer Identification Number)

415 Madison Avenue, 15th Floor, New York, NY 10017
(Address of principal executive offices, including zip code)

646.673.8435
(Registrant's telephone Number, including area code)

Migdal Aviv, 7 Abba Hilel Street, Ramat Gan 52520, Israel
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2007, our majority owned subsidiary, Global Energy Ethiopia PLC (“Global Ethiopia”), entered into lease agreements (the “Lease Agreements”) with the Southern Nations Nationalities People's Regional State, Ethiopia ("SNRS") for a 50 year lease of: 20,000 hectares of rural land located in the Gamo Gofa zone in the SNRS for the purpose of cultivating castor seeds; and 15 hectares of land located in the Gamu Gofa zone, Kucha Woreda, in the SNRS for the purpose of operating an oil crushing plant through an existing facility on the property. The agreement is subject to, among other things, the following conditions:

(i) Global Ethiopia must pay SNRS a rental fee of Birr $47 approximately US$5) or Birr $78 (approximately US$8.50) per hectare per year, depending on whether the leased land is defined as second or first class land, respectively.

(ii) Global Ethiopia must completely develop the 20,000 hectares leased to Global Ethiopia within eight years of the execution date of the agreement, including planting and maintaining trees or other oil producing crops. If no development process is carried out within a period of four (4) years from the date of execution of the agreement, then the undeveloped land may be repossessed by SNRS by giving six (6) months advance written notice to abandon the land.

(iii) Global Ethiopia must completely develop the 15 hectares leased to Global Ethiopia within three years of the execution date of the agreement.

(iv) Global Ethiopia must perform a survey on the 20,000 hectares within 24 months of the execution date of the agreement.

(v) Global Ethiopia has an option to lease additional farmland from the SNRS during the term of the lease agreement (up to an additional 100,000 hectares of farmland) on the same terms as the lease agreement for the 20,000 hectares.

(vi) Global Ethiopia is not required to make any rental payments on its 20,000 hectare lease agreement until the fourth year of the agreement.

During the term of the Lease Agreements, SNRS may cancel the lease due to failure of Global Ethiopia to discharge its material obligations under the Lease Agreements, provided, however, that Global Ethiopia is given a one year prior notice and fails to cure such failure within such one year period. Global Ethiopia is a 99.9% owned subsidiary of Global NRG Pacific Ltd., which is a 50.1% owned subsidiary of our company that was formed as a joint venture with Yanai Man Projects Ltd. for the purpose of producing crude castor oil to aid in the manufacture of bio-diesel fuels.

The summary of the foregoing is qualified in its entirety by reference to the Land Lease Agreements with SNRS which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

A copy of our press release announcing the entry into the Lease Agreements is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Land Lease Agreement with Southern Nations Nationalities People’s Regional State, Gamo Gofa Zone and Global Energy Ethiopia PLC

10.2	Land Lease Agreement with Southern Nations Nationalities People’s Regional State, Gamo Gofa Zone and Global Energy Ethiopia PLC

99.1	Press release dated October 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

Per:

/s/ Asi Shalgi
Asi Shalgi
President and CEO

Dated: October 11, 2007